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                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT (this "AGREEMENT"), made and entered into as of the 28th day of December, 1994, by and between Lamonts Apparel, Inc., a Delaware corporation (the "COMPANY"), and Loren R. Rothschild ("ROTHSCHILD").

          WITNESSETH:

          WHEREAS, the Company desires to employ Rothschild on the terms and conditions set forth in this Agreement, and Rothschild desires to be employed by the Company on such terms and conditions.

          NOW, THEREFORE, the Company and Rothschild agree as follows:

          1. EMPLOYMENT OF ROTHSCHILD; SERVICES TO BE PERFORMED. The Company hereby agrees to employ Rothschild, and Rothschild agrees to enter into the employment of the Company, on the terms and conditions set forth in this Agreement. Rothschild agrees during the term of his employment to devote such portion of his business and professional time, efforts, skills and abilities to the performance of his duties as stated herein and to the furtherance of the Company's business, including with respect to the Restructuring (as defined below), as the Chairman of the Board of Directors of the Company may reasonably direct.

          Rothschild's job title will be Vice Chairman of the Board of Directors of the Company and his duties will be those as are mutually determined by the Chairman and the Vice Chairman of the Board of Directors of the Company, consistent with the position of Vice Chairman, including managing the legal, financial and administrative functions of the Company.

          The Company and Rothschild agree that part of Rothschild's duties will be to advise the Company with respect to various restructuring alternatives. If the Company files a voluntary petition under Chapter 11 of the United States Bankruptcy Code commencing a Chapter 11 case, the Company and Rothschild shall enter into the agreement attached hereto as Exhibit A and upon the effectiveness thereof, such agreement shall supersede this Agreement (and if such agreement does not become effective, Rothschild may, in his sole discretion, terminate this Agreement).

          2.   TERM.  Unless terminated at an earlier date in accordance with
Section 7, the term of this Agreement (the "Term") shall commence as of the date hereof and shall continue until the consummation of the Restructuring. The "RESTRUCTURING" shall be deemed to occur on the first date on which (a) the Company shall have refinanced the facility outstanding under the Loan and Security Agreement, between the Company and Foothill Capital Corporation, dated as of January 13, 1994, as amended as of the date hereof (which refinancing may be pursuant to an amendment of such agreement), in a manner sufficient, in the reasonable opinion of the Board of Directors, to provide working capital to the Company as may be necessary for the foreseeable future and (b) new shares of common stock have been issued in exchange for substantially all of the Company's currently outstanding funded debt as contemplated by that certain letter agreement dated October 18, 1994, between the Company and the holders of the Company's 10-1/4% Senior Notes due 1999.

          3. COMPENSATION. Subject to Section 7 hereof, as compensation for Rothschild's services hereunder, the Company shall pay to Rothschild (a) a signing bonus of $125,0000, payable on the date hereof, (b) a base salary of $240,000 per year, payable in equal monthly installments of $20,000, in arrears at the end of each calendar month during the Term, commencing January 31, 1995 and (c) if the Restructuring is consummated, a fee of $125,000, payable upon final consummation of the Restructuring.

          4. TAX WITHHOLDING; WAIVER OF BENEFITS. The Company has the right to deduct from all compensation and amounts payable to Rothschild under this Agreement social security (FICA) taxes and all federal, state, municipal or other such taxes, deductions or charges as may now be in effect or that may hereafter be enacted or required. Rothschild hereby waives, to the fullest extent permitted by applicable law, all benefits and executive perquisites provided to employees of the Company, including, without limitation, those provided to its senior executives (but excluding benefits and perquisites provided to directors of the Company, including (without limitation), directors' and officers' liability insurance).

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          5.   EXPENSES.  Rothschild acknowledges that the performance of his duties hereunder will require significant travel, primarily to Bellevue, Washington, and agrees to be present in such other locations at such other times as the Chairman of the Board of Directors may reasonably request. Rothschild shall be reimbursed by the Company, in accordance with its reimbursement policy from time to time in effect, for all reasonable and necessary out-of-pocket expenses incurred by him in performing his duties under this Agreement, including (without limitation) reasonable travel expenses between Rothschild's home in Los Angeles, California, and Bellevue, Washington. Rothschild shall be furnished with a suitable office and secretarial assistance at the Company's headquarters.

          6.   CONFIDENTIAL INFORMATION.

               (a) CONFIDENTIALITY. Except as permitted or directed by the Company's Board of Directors through written authorization, during the Term and for a period of two years thereafter, Rothschild shall not, and shall not permit any of his affiliates or representatives (collectively, "REPRESENTATIVES") to, divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company which Rothschild or any of his Representatives has acquired or becomes acquainted with or will acquire or become acquainted with prior to the termination of this Agreement, whether developed by itself or by others, concerning any trade secrets, confidential or secret designs, directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The foregoing obligations of confidentiality, however, shall not apply to disclosure of any knowledge or information that is required by any governmental agency or instrumentality to be disclosed or is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Rothschild or any of his Representatives; PROVIDED, HOWEVER, that, in the case of a governmental agency or instrumentality seeking disclosure of such confidential material, Rothschild agrees to provide the Company with prompt notice, sufficient information and reasonable assistance so that the Company can seek an appropriate order or other appropriate remedy or, if the Company wishes, waive Rothschild's compliance with this Section 6.

               (b) CONFIDENTIAL MATERIALS. Upon termination of this Agreement and upon written request of the Company, Rothschild agrees to deliver promptly to the Company all written confidential or secret knowledge or information of the Company, including, without limitation, all analyses, compilations, studies or other documents or records prepared by Rothschild, his Representatives or any others, and all copies or other reproductions of any of the aforementioned items.

          7.   TERMINATION.

               (a) BASES FOR TERMINATION. Notwithstanding any other provision hereof, this Agreement and the relationship created hereunder between the Company and Rothschild shall terminate prior to the expiration of the Term only upon the occurrence of any one of the following events:

                    (i) 30 days after delivery to Rothschild by the Company of written notice of the Company's voluntary and unilateral termination of this Agreement;

                    (ii) 30 days after delivery to the Company by Rothschild of written notice of Rothschild's voluntary and unilateral termination of this Agreement; or

                    (iii) immediately after delivery to Rothschild by the Company of written notice of termination for "cause." For purposes of this Agreement, "cause" shall mean (A) any dishonest or fraudulent act or course of conduct by Rothschild, or other act or course of conduct by Rothschild constituting a criminal act or that results in improper gain or personal enrichment of Rothschild at the expense of the Company, or the commission by Rothschild of an act or a course of conduct involving moral turpitude, or Rothschild's insubordination to the Board of Directors of the Company; or (B) the engaging by Rothschild in willful misconduct or gross negligence that is injurious to the Company; or (C) a material breach by Rothschild of any of the terms or conditions of this Agreement or of policies reasonably established by the Board of Directors of the Company, or Rothschild's material neglect of his duties or of the

          Company's business, PROVIDED, HOWEVER, that no such termination pursuant to this clause (C) shall be effective unless the Company shall have given Rothschild ten days' prior written notice specifying the manner in which Rothschild's conduct or performance fails to comply with this clause (C) and Rothschild shall not have cured such non-complying conduct or performance within such 30-day period. (Termination pursuant to this clause (C) shall be effective 30 days after such notice unless such conduct has been cured in the good faith judgment of the Board of Directors of the Company.)

               (b)  EFFECT OF TERMINATION.

                    (i) If this Agreement is terminated pursuant to Section 7(a)(i), Rothschild shall be entitled to receive only (A) the unpaid portion of his base salary that would have been payable pursuant to
          Section 3(b) during the Termination Period (defined below) had this Agreement not been so terminated, which shall be paid to Rothschild in arrears at the end of each calendar month during such period, plus (B) if the Restructuring is consummated prior to the 270th day following the date of termination, $125,000, upon final consummation of the Restructuring, plus (C) any unreimbursed expenses payable pursuant to
          Section 5, which shall be paid to Rothschild within ten business days after the date that Rothschild submits to the Company reasonable documentation of such unreimbursed expenses. "TERMINATION PERIOD" shall mean the period beginning on the effective date of termination and ending on the earlier of (x) the one-year anniversary of such date and (y) the date of the consummation of the Restructuring.

                    (ii) If this Agreement is terminated pursuant to Section 7(a)(ii) or (iii), Rothschild shall be entitled to receive only (A) his base salary payable pursuant to Section 3(b), pro-rated through the effective date of such termination, which shall be paid to Rothschild on the effective date of such termination, plus (B) any unreimbursed expenses payable pursuant to Section 5, which shall be paid to Rothschild within ten business days after the date that Rothschild submits to the Company reasonable documentation of such unreimbursed expenses. If this Agreement is terminated pursuant to
          Section 7(a)(ii) or (iii) on or prior to June 21, 1995, Rothschild shall repay to the Company one-half of the signing bonus paid pursuant to Section 3(a), which shall be paid on the effective date of such termination, and netted against amounts otherwise owed pursuant to this clause (ii).

               (c) GENERAL RELEASE. Acceptance by Rothschild of any amounts pursuant to this Section 7 shall constitute a full and complete release by Rothschild of any and all claims Rothschild may have against the Company, its officers, directors, and affiliates, including, but not limited to, claims he might have relating to Rothschild's cessation of employment with the Company; PROVIDED, HOWEVER, that there may be properly excluded from the scope of such general release the following:

                    (i) claims that Rothschild may have against the Company for reimbursement of reasonable and necessary business expenses incurred by him during the course of his employment;

                    (ii) claims that may be made by Rothschild for payment of base salary properly due to him; or

                    (iii) claims respecting matters for which Rothschild is entitled to be indemnified under the Company's Certificate of Incorporation or Bylaws, respecting third-party claims asserted or third-party litigation pending or threatened against Rothschild.

A condition to Rothschild's receipt of any amounts pursuant to this Section 7 shall be Rothschild's execution and delivery of a general release as described above. In exchange for such release, the Company shall, if Rothschild's employment is terminated without cause, provide a release to Rothschild, but only with respect to claims against Rothschild that are actually known to the Company as of the time of such termination.

          8. LIABILITY OF ROTHSCHILD. Rothschild assumes no responsibility under this Agreement, other than to perform the services to be performed hereunder in good faith and to maintain the confidentiality of any confidential
or secret information of the Company pursuant to Section 6.   Rothschild shall
not be liable to the Company, except by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

          The Company shall maintain directors' and officers' insurance policies during the Term and for a period of twelve months thereafter on substantially the same terms as the Corporation's current policies; PROVIDED that if any insurer shall cancel or refuse to renew any such policy and the Company is unable to obtain a replacement policy on substantially the same terms reasonably satisfactory to Rothschild, the Company will timely exercise any and all options thereunder, and pay any and all premiums or other charges necessary, to extend the period during which claims may be made thereunder.

          9. OTHER BUSINESS ACTIVITIES. The Company acknowledges and agrees that Rothschild may perform consulting services for other persons; PROVIDED, HOWEVER, that Rothschild may not perform consulting or other services for any retail apparel chain that is competitive with the Company or its subsidiaries in any geographical area in which the Company or any of its subsidiaries engages in business. Subject to the foregoing proviso, nothing in this Agreement shall restrict or limit the right of Rothschild, the Company or their respective affiliates or associates to engage in whatever activities they choose, whether or not competitive with matters covered by this Agreement, and none of them shall, as a result of this Agreement, have any obligation to offer any interest in such activities to any party hereto.

          10.  MISCELLANEOUS.

               (a)  ASSIGNMENT.    The Company shall have the right to assign
this Agreement to its successors or assigns. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of the Company's assets or all of its stock, or with which the Company merges or consolidates. The rights, duties and benefits to Rothschild hereunder are personal to him, and no such right or benefit may be assigned by him.

               (b) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF WASHINGTON AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SAID STATE WITHOUT CONSIDERATION OF ANY CONFLICTS OF LAW PROVISIONS THEREOF.

               (c) ENTIRE AGREEMENT. This Agreement evidences the entire understanding and agreement of the parties hereto relative to the employment arrangement between Rothschild and the Company and the other matters discussed herein. This Agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.

               (d) SEVERABILITY. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ a valid, legal, nonvoid and enforceable alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (e) AMENDMENTS/WAIVERS. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

               (f) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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               (g)  COUNTERPARTS.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

               (h) NOTICES. Any notices or other communications to the Company or Rothschild required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                    (i)    If to the Company:

                           Lamonts Apparel, Inc.
                           3650 131st Avenue S.E.
                           Bellevue, Washington 98006
                           Telecopier No.:  (206) 644-2569
                           Attention:  Chief Executive Officer

                    (ii)   If to Rothschild:

                           Loren R. Rothschild
                           1201 Tower Grove Drive
                           Beverly Hills, California 90210
                           Telecopier No.:  (310) 271-1784

The Company or Rothschild by notice to the other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company or Rothschild shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five business days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          IN WITNESS WHEREOF, the Company and Rothschild have executed this Agreement as of the date set forth in the first paragraph.

                              LAMONTS APPAREL, INC.


                              By:
                                  -------------------------------
                                  Name:   Alan Schlesinger
                                  Title:  Chairman and
                                          Chief Executive Officer



                                   ----------------------------
                                   LOREN R. ROTHSCHILD